Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Caribbean American Health Resorts, Inc., a Minnesota corporation (the ”Company”), on Form 10-KSB for the period ending  December 31, 2006 as filed with the Securities and Exchange  Commission on the date hereof (the “Report”),  I, Halton Martin, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     1. The Annual Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Halton Martin	Dated: January 8, 2008
Halton Martin
Chief Executive Officer and
Principal Financial Officer